INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-82530 of Interchange Financial Services Corporation of our report dated January 19, 2000, appearing in this Annual Report on Form 10-K of Interchange Financial Services Corporation for the year ended December 31, 1999.


/S/ Deloitte & Touche, LLP
__________________________
Parsippany, New Jersey
March 27, 2000